Exhibit A

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the common stock of Molecular Imaging, Corp. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.

Date: September 8, 2003

                                        BANK VONTOBEL AG


                                        _____________________________________
                                        By:     Patrick Zaugg
                                        Title:  First Vice President


                                        _____________________________________
                                        By:     Werner Swoboda
                                        Title:  Assistant Vice President


                                        _____________________________________
                                        Mr. Bernd Steudle


                                        _____________________________________
                                        Dr. Axel Steudle